Exhibit 99.1

Corporate Presentation September 20, 2021

2 This Operating and Financial Data should be read in connection with our Annual Report on Form 10-K for the year ended December 31, 2020 and quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

3 Meaningful Progress on Stated Initiatives, Unlocking Value for Our Shareholders Strategic Disposals $708m Gross proceeds through July Bond Repayment $575m Repayment of corporate bonds $5m p.a. Anticipated cash run-rate GAAP G&A savings as a result of internal reorganization Multifamily Stabilization 98.2% Leased as of September 12, 2021 +2.6% above pre-Covid levels Office Leasing 167,500 Sqft leased in H1 2021 Strengthen Balance Sheet Focus on Leasing Enhanced Operations Cash Expense Savings ESG Aligned ESG efforts with globally recognized frameworks resulting in substantially improved ESG Quality Score

4 Maximizing Value from Class A Residential Platform

5 Note: The annualized Q2 2021 corporate NOI includes income (expense) attributed to entities not directly associated with assets in the portfolio. See Information About Net Operating Income (NOI) in Appendix. (1) Represents annualized Q2 2021 Total Portfolio NOI assuming all assets held as construction in progress (“CIP”) are open and stabilized, as well as the recently delivered Emery at stabilized operations. Establishing the Company as a Predominantly Residential REIT ▪ Suburban asset sales substantially complete ▪ Multifamily assets contribute over 50% of same store NOI Q2 2021 NOI Q2 2021 NOI (excluding Suburban Assets) Q2 2021 + CIP Stab. NOI (excluding Suburban Assets)(1) Waterfront Office 48% Waterfront Office 38% Residential 52% Residential 62% Waterfront Office 43% Suburban Office 10% Residential 47%

6 Roseland multifamily properties feature luxury amenities and seasonally curated resident events and programming ▪ Class A multifamily platform ▪ 5,825 units ▪ Locations across New Jersey, Boston Metropolitan area, suburban New York and Washington DC ▪ Resort-style amenities and energized social spaces including clubrooms, fitness centers and rooftop swimming pools ▪ Committed to promoting the wellbeing of our residents and reducing our impact on the environment

MACK-CALI®

Multifamily at a Glance



Boston
Worcester
Massachusetts Market
Morris County Market
Jersey City Market
Port Imperial Market
New York Market
Short Hills Market
Newark
New York

MASSACHUSETTS
- 145 Front at City Square
- Portside at East Pier
- The Emery at Overlook Ridge
- The Chase at Overlook Ridge[1]
- Alterra at Overlook Ridge[1]

MORRIS COUNTY
- Signature Place Morris Plains
- The Metropolitan at 40 Park
- The Metropolitan Lofts

SHORT HILLS
- The Upton Short Hills

JERSEY CITY
- Soho Lofts
- The BLVD Collection
- Urby
- Haus 25 (Coming 2022)
- Liberty Towers

PORT IMPERIAL
- RiverTrace at Port Imperial
- The Capstone at Port Imperial
- RiverHouse 9 at Port Imperial
- RiverHouse 11 at Port Imperial
- 55 Riverwalk Place at Port Imperial[1]
- Riverbend at Port Imperial[1]
- RiverParc at Port Imperial[1]
- RiversEdge at Port Imperial[1]

NEW YORK
- Quarry Place at Tuckahoe

(1) Managed properties.

7

8 Multifamily Stabilization through Active Asset Management Operating Portfolio 98.2% Leased +2.6% above pre-Covid levels 96.3% Occupied +2.5% above pre-Covid levels +5% Increase in average net effective rents in last 90 days Development The Upton Short Hills, NJ ▪ Launched in January 2021 and already stabilized in Q3 2021 The Capstone West New York, NJ RiverHouse 9 Weehawken, NJ 96.9% Leased ▪ Launched in January 2021 ▪ Launched in May 2021 88.1% Leased 84.0% Leased As of September 12, 2021.

9 Number of Properties 24 288 96 169 246 303 296 153 22 Number of Units 5,825 75,529 26,422 52,972 51,607 77,066 98,655 50,905 7,059 Average Monthly Rent per Unit $2,914 $ 2,450 $ 2,215 $ 1,596 $ 2,287 $ 2,574 $ 1,291 $ 2,133 $ 1,665 Average Asset Age (years) 6 15 38 13 28 23 19 23 42 Total Enterprise Value $4.1bn $ 40bn $ 8bn $ 18bn $ 30bn $ 41bn $ 28bn $ 23bn $ 2bn Total Enterprise Value per Unit $680k $ 530k $ 318k $ 346k $ 574k $ 533k $ 283k $ 457k $ 312k Land & Development as % of Assets 30% 7.2% 0.0% 4.9% 0.9% 1.3% 2.5% 2.2% 0.0 % Capex Reserve Per Unit(1) $822 $ 2,150 $ 3,100 $ 2,600 $ 2,950 $ 2,300 $ 1,825 $ 2,700 $ 2,550 Pursuing Operational Excellence Multifamily portfolio age and CIP projects position the Company’s multifamily portfolio to deliver competitive growth over time Note: Comparable data is as of September 10, 2021. Source includes Green Street Advisors. (1) The Company’s lower capex spend is due to the newer age of its Apartment assets.

10 Revitalizing Waterfront Leasing

11 Harborside Repositioned as a Complete Campus Offering ▪ High-quality and unique office space attractive to different types of tenants ▪ Strong sense of community and active 24/7 lifestyle with excellent residential options ▪ Unique opportunity for user-control ▪ Consistent level of first-class service ▪ Desirable location with waterfront views and private outdoor spaces ▪ Wide-ranging retail and services, including food and beverage ▪ Cohesive and consistent branding 11

12 Harborside Repositioning: Capitalize on Growing Demand for Business Districts Outside of Manhattan Revitalize Waterfront Leasing ▪ Opportunity for employees to live adjacent to where they work and play ▪ Incredible connectivity and easy access to Midtown and Downtown ▪ Outstanding commutation options including PATH train, light rail, NJ transit rail, ferry, car, bike and walking ▪ Comprehensive space solutions of varying sizes offering above 30% discount to Manhattan rents 12

13 Advancing Operational Efficiencies and Commitment to ESG Initiatives

MACK-CALI®

Focus on Sustainability and Strong Corporate Governance

E Mack-Cali strives to create sustainable communities, placing focus on the health and well-being of its employees, tenants and residents while improving the environment.

S One of Mack-Cali's most critical objectives is to become an even more inclusive and diverse company that reflects the backgrounds of the customers and communities in which it serves.

G Dedicated to maintaining a high standard of corporate governance predicated on integrity, ethics, diversity, and transparency.

SUSTAINABLE DEVELOPMENT GOALS

TCFD TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

QualityScore

Governance 1

Environment 3*

Social 1*

1 10

UN GLOBAL COMPACT

WE SUPPORT

In support of

WOMEN'S EMPOWERMENT PRINCIPLES

Established by UN Women and the UN Global Compact Office

Outstanding connectivity encourages low carbon commute

- DIRECT ACCESS TO MODE OF TRANSPORTATION
- PARKING/ RIDE SHARE STOPS
- BIKE SHARE PROGRAMS
- PERSONAL MOBILITY CENTERS
- EV CHARGING POINTS

Energy efficiency measures reducing costs and emissions

- COGENERATION SYSTEMS
- ENERGY TECHNOLOGY SERVICES

Initiatives enhancing sustainability of our portfolio

- ENCOURAGING RECYCLING
- LOW FLOW FIXTURES
- EFFICIENT IRRIGATION SYSTEMS
- OUTDOOR AREAS AND ROOF TERRACES

Notes:

1. Since 2020, Mack-Cali has been committed to the UN Global Compact corporate responsibility initiative and its principles in the areas of human rights, labor, the environment and anti-corruption.
2. ISS Quality Score as of June 2, 2021. ISS Governance QualityScore is derived from publicly disclosed data and reporting on company governance disclosure, risk and performance. ISS Environmental and Social QualityScore is based on company disclosure and transparency practices. Scores indicate decile rank among relative index, region (Governance QualityScore), or industry group (Environmental and Social QualityScore). Scores are calculated at each pillar by summing the factor scores in that pillar. Not all factors and not all subcategories have equal weight.

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15 Appendix

16 Suburban Disposition Program Nearing Completion Transaction Number of Gross Asset Location Date Buildings SF Value ($M) Q1 2021 Dispositions 100 Overlook Center Princeton, NJ Jan-2021 1 149,600 38 Metropark portfolio Edison & Iselin, NJ Mar-2021 4 926,656 254 Q1 2021 5 1,076,256 292 2Q 2021 Dispositions Short Hills portfolio Short Hills, NJ Apr-2021 4 828,413 255 Red Bank portfolio Red Bank, NJ Jun-2021 5 639,490 84 Wegman's Retail Center Hanover, NJ Jun-2021 4 151,488 46 Q2 2021 14 1,759,141 387 3Q 2021 Dispositions to Date 7 Giralda Farms Madison, NJ Jul-2021 1 236,674 29 Q3 2021 to Date 1 236,674 29 Total 20 3,072,071 7061 (1) Excludes the sale of 50% interest in 12 Vreeland, 1 office building in Florham Park, NJ, totaling 139,750 square feet, for a gross sales price of $2.0 million on April 29, 2021.

17 Financing and Liquidity - Debt Overview Strengthened balance sheet through new RCF and term loan ▪ $575 million of corporate unsecured bonds maturing over the next 24 months fully redeemed ▪ Current debt comprises primarily of senior secured residential mortgages at fixed rates with no office mortgage maturities until 2026 ▪ $178 million revolver balance outstanding as of August 31, 2021; term loan fully repaid Debt Maturity Schedule (As of August 31, 2021, $ million) $74 $56 $214 $250 $150 $4 $148 $308 $408 $206 $293 $72 $178 $72 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Construction Office Secured Residential Secured Revolver Unused Revolver Capacity

Information About Net Operating Income (NOI)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

$ in thousands
(unaudited)

	2Q 2021			4Q 2020		
	Office/Corp	Multifamily	Total	Office/Corp	Multifamily	Total
Net Income (loss)	**($50,891)**	**($23,140)**	**($74,031)**	**$47,498**	**$30,800**	**$78,298**
Deduct:						
Real estate services income	(4)	(2,589)	(2,593)	-	(2,766)	(2,766)
Interest and other investment loss (income)	(95)	-	(95)	(1)	-	(1)
Equity in (earnings) loss of unconsolidated joint ventures	14	(363)	(349)	2,253	1,298	3,551
General & Administrative - property level	-	(1,501)	(1,501)	-	(1,397)	(1,397)
Realized (gains) losses and unrealized losses on disposition	(5,601)	-	(5,601)	(41,333)	(7,164)	(48,497)
(Gain) loss on disposition of developable land	(111)	-	(111)	(974)	-	(974)
Gain on sale from unconsolidated joint ventures	-	-	-	-	(35,184)	(35,184)
(Gain) loss from early extinguishment of debt, net	46,735	-	46,735	-	272	272
Add:						
Real estate services expenses	50	3,163	3,213	28	3,420	3,448
General and administrative	9,476	8,593	18,069	8,801	2,855	11,656
Dead deal and transaction-related costs	1,495	1,250	2,745	-	-	-
Depreciation and amortization	13,429	15,717	29,146	14,746	15,016	29,762
Interest expense	7,192	9,639	16,831	11,396	9,122	20,518
Property impairments	6,041	-	6,041	-	-	-
Land impairments	-	7,519	7,519	(6,584)	-	(6,584)
Net operating income (NOI)	**$27,730**	**$18,288**	**$46,018**	**$35,830**	**$16,272**	**$52,102**

Definition of Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.

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Global Definitions 19 Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy. Stabilization: Multifamily assets achieved over 95 percentage leased for six consecutive weeks. Projected Stabilized Yield: Represents Projected Stabilized Residential NOI divided by Total Costs. See following page for “Projected Stabilized Residential NOI” definition. Same Store Properties: Operational Waterfront assets and stabilized multifamily properties owned by the Company during the reported period, excluding properties sold, disposed of, held for sale, removed from service, or for any reason considered not stabilized, or being redeveloped or repositioned from March 31, 2021 through June 30, 2021. Suburban: Office properties in submarkets. Total Costs: Represents full project budget, including land and developer fees, and interest expense through Completion. Waterfront: Office assets located on NJ Hudson River waterfront.